UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2014

FORESTAR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149

(Address of Principal Executive Offices including Zip Code)

(512) 433-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In connection with the proposed private offering of notes being undertaken by Forestar (USA) Real Estate Group Inc. (“Forestar USA”), a wholly-owned subsidiary of Forestar Group Inc. (“Forestar Group”), Forestar Group is providing certain information to potential investors that has not previously been publicly disclosed. Such information, which is set forth below, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any of Forestar Group’s filings with the Securities and Exchange Commission or any other document, except as shall be expressly set forth by specific reference in such filing. By filing this report and furnishing the information herein, including the exhibits hereto, Forestar Group makes no admission as to the materiality of any such information.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. The proposed offering of the notes are subject to certain market and other conditions, and may not occur as described or at all.

Except as otherwise indicated or unless the context otherwise requires, the terms “we,” “us,” “Forestar,” “our,” “our company,” and the “Company” refer to Forestar Group Inc. and its consolidated subsidiaries, including Forestar (USA) Real Estate Group Inc. References to “Forestar Group” refer to Forestar Group Inc. only and references to “Forestar USA” refer to Forestar (USA) Real Estate Group Inc. only.

Preliminary Results for the Quarter Ended March 31, 2014

Although we are in the early stages of compiling our financial results for the quarter ended March 31, 2014, the following presents certain of our unaudited preliminary financial results for the quarter ended March 31, 2014 based on currently available information. We have not yet finalized our financial statements as of and for the quarter ended March 31, 2014, including all disclosures required by Generally Accepted Accounting Principles in the United States (“GAAP”), and Ernst & Young LLP has not reviewed, compiled or performed any procedures with respect to such preliminary financial data. Accordingly, financial information as of and for the quarter ended March 31, 2014 is subject to further revisions as we finalize our financial statements as of and for the quarter ended March 31, 2014. Actual results for such period may differ materially from the preliminary results presented below.

We estimate that net income for the quarter ended March 31, 2014 was between $7 - 9 million, compared with net income of approximately $4.0 million in the quarter ended March 31, 2013. The increase in net income was principally due to decreased share-based compensation expense resulting from a decline in our stock price and the accounting impact on our cash-settled equity awards.

Real Estate

In our real estate segment, we sold 974 developed residential lots (including ventures), an increase of 118% compared with the quarter ended March 31, 2013. Average lot prices were down 18% and margins were down 23% in the quarter ended March 31, 2014 compared with the quarter ended March 31, 2013. These changes were principally driven by the bulk sale of over 360 residential lots at two non-core real estate projects located near Atlanta. Excluding bulk lot sales, average lot prices and margins were each up approximately 7% compared with the quarter ended March 31, 2013. We also sold 9,329 acres of undeveloped land for over $2,100 per acre during the quarter ended March 31, 2014. Real estate segment revenues for the quarter ended March 31, 2013 include $41 million related to the sale of Promesa, a wholly-owned multifamily project located in Austin.

We estimate real estate segment revenues for the quarter ended March 31, 2014 to be in the range of $65 - 67 million, compared with real estate segment revenues of $78.7 million in the quarter ended March 31, 2013. We estimate that real estate segment earnings will be higher for the quarter ended March 31, 2014 than real estate segment earnings of approximately $19.4 million for the quarter ended March 31, 2013. The increase in real estate segment earnings despite a decrease in real estate segment revenues compared with the quarter ended March 31, 2013 was principally due to the low basis of undeveloped land sold during the quarter ended March 31, 2014.

Oil and Gas

In our oil and gas segment, total production on a barrels of oil equivalent basis was up approximately 3% in the quarter ended March 31, 2014 compared with the quarter ended March 31, 2013, principally due to working interest investments and a higher number of producing wells. As of March 31, 2014, we had interests in approximately 1,014 gross producing wells, up from 965 wells as of March 31, 2013. In addition, we had working interests in approximately 18 gross wells waiting on completion as of March 31, 2014. During the quarter ended March 31, 2014, we leased approximately 1,740 net mineral acres to third parties for over $340 per acre.

We estimate oil and gas segment revenues for the quarter ended March 31, 2014 to be approximately $16 - 18 million, compared with approximately $15.5 million for the quarter ended

March 31, 2013. The increase in oil and gas segment revenues was principally due to higher production volumes. We estimate that oil and gas segment earnings will be lower for the quarter ended March 31, 2014 than oil and gas segment earnings of approximately $5.1 million for the quarter ended March 31, 2013. The decrease in oil and gas segment earnings despite an increase in oil and gas segment revenues compared with the quarter ended March 31, 2013 was principally due to the higher exploration, production and operating expenses and a decline in royalty income related to our owned mineral interests. In addition, oil production was negatively impacted by approximately 20,000 barrels in first quarter 2014 principally due to severe weather conditions in North Dakota.

Other Natural Resources

In our other natural resources segment, we sold approximately 57,100 tons of fiber in the quarter ended March, 31 2014, compared with 191,500 tons in the quarter ended March 31, 2013. Recreational leasing activity remained strong during the quarter ended March 31, 2014, with approximately 99% of available land leased for recreation.

We estimate other natural resources segment revenues for the quarter ended March 31, 2014 to be approximately $1 - 2 million, compared with other natural resources segment revenues of approximately $3.3 million in the quarter ended March 31, 2013. The decrease in other natural resources segment revenues was principally due to lower levels of fiber sales activity. We estimate that earnings in our other natural resources segment will also be lower for the quarter ended March 31, 2014 than other natural resources segment earnings of approximately $1.3 million for the quarter ended March 31, 2013.

Other Information

We estimate that, as of March 31, 2014, we had approximately $147 million of cash and cash equivalents and approximately $346 million of long-term debt.

As of March 31, 2014, there was no material change in the adjusted asset value of our real estate and oil and gas assets when compared with the adjusted asset value of such assets as of December 31, 2013.

Item 8.01 Other Events.

On April 29, 2014, we announced Forestar USA’s intention to offer $250 million aggregate principal amount of senior secured notes due 2022 (the “notes”). The offering of the notes is being made solely to qualified institutional buyers, as defined under Rule 144A under the Securities Act, and to certain non-U.S. persons, as defined under Regulation S under the Securities Act. The notes will be secured obligations of Forestar USA, and will be guaranteed by Forestar Group and certain of its current and future wholly-owned domestic subsidiaries. The offering of the notes is being made pursuant to a confidential preliminary offering ciruclar dated April 29, 2014.

The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. The proposed offering of the notes is subject to certain market and other conditions, and may not occur as described or at all.

A copy of the press release announcing the notes offering is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2014	FORESTAR GROUP INC.

	By:	/s/ Christopher L. Nines

	Name:	Christopher L. Nines

	Title:	Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated April 29, 2014